Exhibit 99.1

Oceaneering Reports Third Quarter 2020 Results

HOUSTON, October 28, 2020 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $79.4 million, or $(0.80) per share, on revenue of $440 million for the three months ended September 30, 2020. Adjusted net loss was $17.6 million, or $(0.18) per share, reflecting the impact of $68.7 of pre-tax adjustments associated with goodwill impairment, write-offs of fixed assets, inventory write-downs, restructuring expenses, and foreign exchange losses recognized during the quarter and $6.3 million of discrete tax adjustments.

During the prior quarter ended June 30, 2020, Oceaneering reported a net loss of $24.8 million, or $(0.25) per share, on revenue of $427 million. Adjusted net loss was $14.2 million, or $(0.14) per share, reflecting the impact of $9.6 million of pre-tax adjustments associated with restructuring expenses and foreign exchange losses recognized during the quarter and $3.3 million of discrete tax adjustments.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, 2020 Adjusted EBITDA Estimates, Free Cash Flow, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sep 30,		Jun 30,	Sep 30,

	2020	2019	2020	2020	2019

Revenue	$439,743	$497,647	$427,216	$1,403,627	$1,487,314
Gross Margin	29,651	49,061	42,537	118,940	118,631
Income (Loss) from Operations	(60,620)	(5,194)	(5,182)	(446,559)	(36,543)
Net Income (Loss)	(79,365)	(25,523)	(24,788)	(471,751)	(85,532)

Diluted Earnings (Loss) Per Share	$(0.80)	$(0.26)	$(0.25)	$(4.76)	$(0.87)

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "In September, we announced a realignment of our operating segments, and this is our first quarter to announce earnings under this new structure. The primary reason for adopting the new operating segments was to better leverage common synergies, thereby enabling productivity in how work is performed. We are seeing the results of these changes in our consolidated third quarter 2020 results. Despite continuing energy and entertainment market headwinds, we generated positive free cash flow, and both adjusted EBITDA and adjusted operating income improved as compared to the second quarter 2020. Overall, we were encouraged by the performance of our energy businesses and the stable contribution from our Aerospace and Defense Technologies (ADTech) segment.

"On a consolidated basis, we generated adjusted EBITDA of $45.1 million, exceeding the consensus estimate. Our consolidated adjusted operating income for the third quarter 2020 improved as efficiency gains from our cost-out efforts are meaningfully enhancing our bottom-line results. Sequentially, the adjusted operating results for each of our segments, except Subsea Robotics (SSR), improved as compared to the second quarter 2020. Each operating segment reported positive adjusted operating income and adjusted EBITDA. Our cash position of $359 million at September 30, 2020 increased by $25.3 million from June 30, 2020, as we generated $19.0 million of free cash flow, largely driven by positive contributions from operations and working capital, and ongoing capital conservation.

"Operationally, for the third quarter 2020, our SSR adjusted operating income decreased on flat revenue, primarily due to lower contributions from our tooling and survey businesses. Due to this lower contribution, SSR adjusted EBITDA margins declined slightly to 31% in the third quarter 2020 as compared to 32% in the second quarter 2020.

"Our third quarter 2020 remotely operated vehicle (ROV) performance was comparable with the second quarter 2020. As of September 30, 2020, our ROV fleet count was 250 systems, the same as June 30, 2020. Our fleet utilization during the third quarter 2020 was 59%, the same as the prior quarter. Sequentially, ROV days on hire were flat as well. Average ROV revenue per day on hire was marginally lower, declining 1% sequentially, primarily due to changes in geographic mix.

"Our ROV fleet use during the quarter was 56% in drill support and 44% in vessel-based activity. The decline in the number of working floating drilling rigs from the second quarter 2020 to third quarter 2020 led to fewer days on hire for our drill support services, which were offset by an increase in days on hire for vessel-based services. As of September 30, 2020, we had ROV contracts on 76 of the 133 floating rigs under contract, or 57%. As of June 30, 2020, we had ROV contracts on 86 of the 139 floating rigs under contract, or 62%. Subject to quarterly variances, we continue to expect our drill support market share to generally remain in the 60% range.

"Manufactured Products (MP) adjusted operating income during the third quarter 2020 was up slightly as compared to the second quarter 2020, on a 10% increase in revenue. Much of the revenue increase was attributable to percentage-of-completion revenue recognition on certain lower margin project components in our umbilical manufacturing business. During the third quarter, COVID-19 had limited impact on our energy manufacturing business, but continued to adversely affect manufacturing timing in our non-energy entertainment business.

“Overall, for year-to-date 2020, reduced order intake in our energy-related manufacturing business is primarily attributable to the significant decrease in final investment decisions undertaken by our oil and gas customers, due to low oil demand and pricing. Our MP backlog as of September 30, 2020 was $318 million, compared to our recast June 30, 2020 backlog of $380 million. Our book-to-bill ratio, year to date, was 0.4 and for the past twelve months was 0.5.

"Sequentially, Offshore Projects Group (OPG) third quarter adjusted operating results improved on flat revenue. Call-out work during the third quarter was relatively consistent with the second quarter 2020, with the improved operating results benefiting from the cost-outs and operating synergies implemented in connection with our new operating model. The impacts of COVID-19 continue to delay the Angola light well intervention project, but we are optimistic that this work will begin to move forward either late in the fourth quarter 2020 or early in the first quarter 2021. Integrity Management and Digital Solutions (IMDS) adjusted operating results were higher sequentially on flat revenue and improved execution.

"Our government-focused business, ADTech, reported slightly higher sequential adjusted operating income for the third quarter 2020 on slightly higher revenues. ADTech represented approximately 19% of our consolidated revenues during the third quarter of 2020 and we appreciate the relative stability of this business, considering the challenges we currently face in our energy businesses. Unallocated

Expenses for the third quarter 2020 declined sequentially, due primarily to lower accruals for incentive-based compensation.

"Looking forward, we believe our fourth quarter 2020 results will decline sequentially with the onset of lower seasonal offshore activity and customer budget exhaustion negatively affecting our energy businesses. Sequentially, we are projecting lower operating results in each of our segments, except Manufactured Products, which is expected to recognize higher revenue and operating income as a result of percentage-of-completion revenue and operating income recognition on certain projects. Unallocated Expenses are expected to approximate $30 million.

"For the full year of 2020, we expect to generate adjusted EBITDA in the range of $165 million to $175 million. We are narrowing our guidance range for capital expenditures to $50 million to $60 million. We affirm guidance for cash tax payments in the range of $30 million to $35 million, and our expectation of CARES Act and other tax refunds in the range of $16 million to $34 million. We continue to expect to generate positive free cash flow for the full year of 2020 and expect the fourth quarter of 2020 to benefit from positive working capital changes and the tax refunds mentioned above.

"We announced a plan at the end of the first quarter 2020 to reduce annualized expenses in the range of $125 million to $160 million by the end of 2020, inclusive of $35 million to $40 million of reduced depreciation expense. We estimate that, since launching this plan, approximately $100 million of annualized cost reductions have been initiated, exclusive of depreciation, with additional savings expected to be achieved through the fourth quarter of 2020. We continue to estimate the cash costs associated with these actions to approximate $15 million in 2020.

"We anticipate the oil sector will face continuing headwinds in 2021, due to uncertainties around demand recovery and the resulting softness in energy commodity prices. Despite this backdrop, we currently expect our consolidated activity levels and EBITDA performance in 2021 will closely resemble 2020. We also expect to generate significant free cash flow in 2021, which will also benefit from working capital release associated with final project milestone payments in our Manufactured Products segment. We will continue to review our forecast as we develop a definitive operating plan for 2021 and will update our expectations during the year-end reporting process.

"Preserving and improving our liquidity and balance sheet remain high priorities. The firm capital discipline policy we adopted in 2020 is showing tangible results, which we expect will provide meaningful free cash flow in the future."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: estimated timing of commencement of the Angola light well intervention project; estimated future drill support market share; fourth quarter 2020 and full year 2020 segment operating results; forecasted fourth quarter Unallocated Expenses and annual guidance ranges for adjusted EBITDA, capital expenditures, cash tax payments, and CARES Act tax refunds; belief in generating positive free cash flow during 2020 with the fourth quarter benefiting from CARES Act tax refunds and positive working capital changes; estimate of annualized cost reductions initiated, expected additional savings to be achieved through the fourth quarter of 2020, and estimated cash costs associated with its 2020 plan to reduce annualized expenses; anticipated oil sector outlook; expected 2021 consolidated activity levels, EBITDA, and free cash flow; continued review and update of its forecast; and expectation of future free cash flow.
The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; the continuing effects of the COVID-19 pandemic and the governmental, customer, supplier, and other responses thereto; cancellations of contracts, change orders and other contractual modifications and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, aerospace, and entertainment industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2020	Dec 31, 2019
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $358,777 and $373,655)				$1,125,820	$1,244,436
Net property and equipment				609,426	776,532
Other assets				302,454	719,695
Total Assets				$2,037,700	$2,740,663

LIABILITIES AND EQUITY
Current liabilities				$431,175	$600,956
Long-term debt				805,631	796,516
Other long-term liabilities				241,475	267,782
Equity				559,419	1,075,409
Total Liabilities and Equity				$2,037,700	$2,740,663

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2020	Sep 30, 2019	Jun 30, 2020	Sep 30, 2020	Sep 30, 2019
	(in thousands, except per share amounts)

Revenue	$439,743	$497,647	$427,216	$1,403,627	$1,487,314
Cost of services and products	410,092	448,586	384,679	1,284,687	1,368,683
Gross margin	29,651	49,061	42,537	118,940	118,631
Selling, general and administrative expense	49,396	54,255	47,719	152,856	155,174
Long-lived assets impairments	—	—	—	68,763	—
Goodwill impairment	40,875	—	—	343,880	—
Income (loss) from operations	(60,620)	(5,194)	(5,182)	(446,559)	(36,543)
Interest income	414	2,089	511	2,202	6,541
Interest expense, net of amounts capitalized	(9,250)	(11,382)	(11,611)	(33,323)	(31,005)
Equity in income (losses) of unconsolidated affiliates	131	554	674	2,002	390
Other income (expense), net	(2,836)	(3,660)	(3,660)	(13,624)	(2,934)
Income (loss) before income taxes	(72,161)	(17,593)	(19,268)	(489,302)	(63,551)
Provision (benefit) for income taxes	7,204	7,930	5,520	(17,551)	21,981
Net Income (Loss)	$(79,365)	$(25,523)	$(24,788)	$(471,751)	$(85,532)

Weighted average diluted shares outstanding	99,297	98,930	99,273	99,209	98,858
Diluted earnings (loss) per share	$(0.80)	$(0.26)	$(0.25)	$(4.76)	$(0.87)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2020	Sep 30, 2019 *	Jun 30, 2020 *	Sep 30, 2020	Sep 30, 2019 *
	($ in thousands)
Subsea Robotics
Revenue	$119,617	$151,492	$119,234	$378,621	$432,548
Gross margin	$13,378	$26,783	$21,324	$54,175	$65,829
Operating income (loss)	$2,127	$15,457	$11,662	$(80,294)	$33,277
Operating income (loss) %	2%	10%	10%	(21)%	8%
ROV Days available	23,000	25,392	22,750	68,500	74,904
ROV Days utilized	13,601	15,146	13,501	41,955	43,511
ROV Utilization	59%	60%	59%	61%	58%

Manufactured Products
Revenue	$110,416	$114,487	$100,570	$377,520	$334,488
Gross margin	$11,242	$9,145	$13,679	$42,870	$32,076
Operating income (loss)	$(38,198)	$(2,158)	$3,865	$(100,471)	$1,070
Operating income (loss) %	(35)%	(2)%	4%	(27)%	—%
Backlog at end of period	$318,000	$582,000	$380,000	$318,000	$582,000

Offshore Projects Group
Revenue	$73,212	$89,115	$73,840	$221,306	$289,193
Gross margin	$(1,633)	$8,337	$3,170	$3,632	$20,163
Operating income (loss)	$(12,282)	$(34)	$(4,135)	$(95,740)	$(2,792)
Operating income (loss) %	(17)%	—%	(6)%	(43)%	(1)%

Integrity Management & Digital Solutions
Revenue	$53,933	$65,332	$53,969	$172,631	$198,057
Gross margin	$7,129	$6,612	$5,455	$22,376	$21,494
Operating income (loss)	$793	$(1,721)	$(1,825)	$(122,567)	$(3,669)
Operating income (loss) %	1%	(3)%	(3)%	(71)%	(2)%

Aerospace and Defense Technologies
Revenue	$82,565	$77,221	$79,603	$253,549	$233,028
Gross margin	$16,668	$15,960	$17,313	$51,466	$43,234
Operating income (loss)	$13,097	$11,709	$13,430	$39,498	$30,214
Operating income (loss) %	16%	15%	17%	16%	13%

Unallocated Expenses
Gross margin	$(17,133)	$(17,776)	$(18,404)	$(55,579)	$(64,165)
Operating income (loss)	$(26,157)	$(28,447)	$(28,179)	$(86,985)	$(94,643)

Total
Revenue	$439,743	$497,647	$427,216	$1,403,627	$1,487,314
Gross margin	$29,651	$49,061	$42,537	$118,940	$118,631
Operating income (loss)	$(60,620)	$(5,194)	$(5,182)	$(446,559)	$(36,543)
Operating income (loss) %	(14)%	(1)%	(1)%	(32)%	(2)%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables in our Reconciliations of Non-GAAP to GAAP Financial Information section for financial measures that management considers representative of our ongoing operations.

* Recast to reflect segment changes.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2020	Sep 30, 2019	Jun 30, 2020	Sep 30, 2020	Sep 30, 2019
	(in thousands)

Capital Expenditures, including Acquisitions	$7,980	$57,985	$10,631	$45,840	128,847

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2020	Sep 30, 2019 *	Jun 30, 2020 *	Sep 30, 2020	Sep 30, 2019 *
	(in thousands)
Depreciation and amortization:
Energy Services and Products
Subsea Robotics	$25,144	$31,090	$25,080	$189,411	$95,917
Manufactured Products	44,028	4,920	3,587	63,579	14,953
Offshore Projects Group	15,147	10,610	8,255	98,309	30,758
Integrity Management & Digital Solutions	866	2,087	757	125,966	6,170
Total Energy Services and Products	85,185	48,707	37,679	477,265	147,798
Aerospace and Defense Technologies	654	640	658	1,999	1,998
Unallocated Expenses	1,712	1,220	361	3,181	3,561
Total Depreciation and Amortization	$87,551	$50,567	$38,698	$482,445	$153,357

In the three and nine months ended September 30, 2020, goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $48 million and $358 million, respectively.

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2020 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Sep 30, 2020		Sep 30, 2019		Jun 30, 2020
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(79,365)	$(0.80)	$(25,523)	$(0.26)	$(24,788)	$(0.25)
Pre-tax adjustments for the effects of:
Long-lived assets write-offs	7,243		—		—
Inventory write-downs	7,038		—		—
Goodwill impairment	40,875		—		—
Restructuring expenses and other	11,048		—		5,708
Foreign currency (gains) losses	2,462		3,516		3,908
Total pre-tax adjustments	68,666		3,516		9,616

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(13,211)		(738)		(2,331)
Discrete tax items:
Share-based compensation	16		—		16
Uncertain tax positions	(55)		(520)		735
U.S. CARES Act	—		—		1,159
Tax reform	—		(8,492)		—
Valuation allowances	6,599		(32)		3,245
Other	(278)		2,079		(1,887)
Total discrete tax adjustments	6,282		(6,965)		3,268
Total of adjustments	61,737		(4,187)		10,553
Adjusted Net Income (Loss)	$(17,628)	$(0.18)	$(29,710)	$(0.30)	$(14,235)	$(0.14)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		99,297		98,930		99,273

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Nine Months Ended
	Sep 30, 2020		Sep 30, 2019
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(471,751)	$(4.76)	$(85,532)	$(0.87)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	68,763		—
Long-lived assets write-offs	14,571		—
Inventory write-downs	7,038		—
Goodwill impairment	343,880		—
Restructuring expenses and other	23,386		—
Foreign currency (gains) losses	13,420		2,843
Total pre-tax adjustments	471,058		2,843

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(60,897)		(597)
Discrete tax items:
Share-based compensation	1,019		987
Uncertain tax positions	(8,972)		1,770
U.S. CARES Act	(32,625)		—
Tax reform	—		(8,492)
Valuation allowances	75,052		1,507
Other	(1,215)		2,374
Total discrete tax adjustments	33,259		(1,854)
Total of adjustments	443,420		392
Adjusted Net Income (Loss)	$(28,331)	$(0.29)	$(85,140)	$(0.86)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		99,209		98,858

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2020	Sep 30, 2019	Jun 30, 2020	Sep 30, 2020	Sep 30, 2019
	($ in thousands)

Net income (loss)	$(79,365)	$(25,523)	$(24,788)	$(471,751)	$(85,532)
Depreciation and amortization	87,551	50,567	38,698	482,445	153,357
Subtotal	8,186	25,044	13,910	10,694	67,825
Interest expense, net of interest income	8,836	9,293	11,100	31,121	24,464
Amortization included in interest expense	317	(335)	333	317	(1,010)
Provision (benefit) for income taxes	7,204	7,930	5,520	(17,551)	21,981
EBITDA	24,543	41,932	30,863	24,581	113,260
Adjustments for the effects of:
Long-lived assets impairments	—	—	—	68,763	—
Inventory write-downs	7,038	—	—	7,038	—
Restructuring expenses and other	11,048	—	5,708	23,386	—
Foreign currency (gains) losses	2,462	3,516	3,908	13,420	2,843
Total of adjustments	20,548	3,516	9,616	112,607	2,843
Adjusted EBITDA	$45,091	$45,448	$40,479	$137,188	$116,103

Revenue	$439,743	$497,647	$427,216	$1,403,627	$1,487,314

EBITDA margin %	6%	8%	7%	2%	8%
Adjusted EBITDA margin %	10%	9%	9%	10%	8%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Free Cash Flow

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2020	Sep 30, 2019	Jun 30, 2020	Sep 30, 2020	Sep 30, 2019
	(in thousands)
Net Income (loss)	$(79,365)	$(25,523)	$(24,788)	$(471,751)	$(85,532)
Non-cash adjustments:
Depreciation and amortization, including goodwill impairment	87,551	50,567	38,698	482,445	153,357
Other non-cash	9,423	(5,461)	41	73,601	(4,904)
Other increases (decreases) in cash from operating activities	9,386	19,875	23,567	(51,932)	49,246
Cash flow provided by (used in) operating activities	26,995	39,458	37,518	32,363	112,167
Purchases of property and equipment	(7,980)	(57,985)	(10,631)	(45,840)	(128,847)
Free Cash Flow	$19,015	$(18,527)	$26,887	$(13,477)	$(16,680)

2020 Adjusted EBITDA Estimate
				For the Year Ended
				December 31, 2020
				Low	High
				(in thousands)
Adjusted income (loss) before income taxes				$(38,000)	$(28,000)
Depreciation and amortization				160,000	160,000
Subtotal				122,000	132,000
Interest expense, net of interest income				43,000	43,000
Adjusted EBITDA				$165,000	$175,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended September 30, 2020
	Subsea Robotics	Manufactured Products	Offshore Projects Group	Integrity Management & Digital Solutions	Aerospace and Defense Technologies	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$2,127	$(38,198)	$(12,282)	$793	$13,097	$(26,157)	$(60,620)
Adjustments for the effects of:
Long-lived assets write-offs	—	—	7,243	—	—	—	7,243
Inventory write-downs	7,038	—	—	—	—	—	7,038
Goodwill impairment	—	40,875	—	—	—	—	40,875
Restructuring expenses and other	2,535	2,559	5,326	83	545	—	11,048
Total of adjustments	9,573	43,434	12,569	83	545	—	66,204

Adjusted Operating Income (Loss)	$11,700	$5,236	$287	$876	$13,642	$(26,157)	$5,584

Revenue	$119,617	$110,416	$73,212	$53,933	$82,565		$439,743
Operating income (loss) % as reported in accordance with GAAP	2%	(35)%	(17)%	1%	16%		(14)%
Operating income (loss)% using adjusted amounts	10%	5%	—%	2%	17%		1%

	For the Three Months Ended September 30, 2019 *
	Subsea Robotics	Manufactured Products	Offshore Projects Group	Integrity Management & Digital Solutions	Aerospace and Defense Technologies	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$15,457	$(2,158)	$(34)	$(1,721)	$11,709	$(28,447)	$(5,194)

Adjusted Operating Income (Loss)	$15,457	$(2,158)	$(34)	$(1,721)	$11,709	$(28,447)	$(5,194)

Revenue	$151,492	$114,487	$89,115	$65,332	$77,221		$497,647
Operating income (loss) % as reported in accordance with GAAP	10%	(2)%	—%	(3)%	15%		(1)%
Operating income (loss)% using adjusted amounts	10%	(2)%	—%	(3)%	15%		(1)%

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended June 30, 2020 *
	Subsea Robotics	Manufactured Products	Offshore Projects Group	Integrity Management & Digital Solutions	Aerospace and Defense Technologies	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$11,662	$3,865	$(4,135)	$(1,825)	$13,430	$(28,179)	$(5,182)
Adjustments for the effects of:
Restructuring expenses and other	1,380	1,212	1,405	1,536	—	175	5,708
Total of adjustments	1,380	1,212	1,405	1,536	—	175	5,708
Adjusted Operating Income (Loss)	$13,042	$5,077	$(2,730)	$(289)	$13,430	$(28,004)	$526

Revenue	$119,234	$100,570	$73,840	$53,969	$79,603		$427,216
Operating income (loss) % as reported in accordance with GAAP	10%	4%	(6)%	(3)%	17%		(1)%
Operating income (loss) % using adjusted amounts	11%	5%	(4)%	(1)%	17%		—%

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Nine Months Ended September 30, 2020
	Subsea Robotics	Manufactured Products	Offshore Projects Group	Integrity Management & Digital Solutions	Aerospace and Defense Technologies	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(80,294)	$(100,471)	$(95,740)	$(122,567)	$39,498	$(86,985)	$(446,559)
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	7,522	167	—	—	68,763
Long-lived assets write-offs	7,328	—	7,243	—	—	—	14,571
Inventory write-downs	7,038	—	—	—	—	—	7,038
Goodwill impairment	102,118	52,263	66,285	123,214	—	—	343,880
Restructuring expenses and other	4,834	5,755	7,947	3,850	545	455	23,386
Total of adjustments	121,318	119,092	88,997	127,231	545	455	457,638

Adjusted Operating Income (Loss)	$41,024	$18,621	$(6,743)	$4,664	$40,043	$(86,530)	$11,079

Revenue	$378,621	$377,520	$221,306	$172,631	$253,549		$1,403,627
Operating income (loss) % as reported in accordance with GAAP	(21)%	(27)%	(43)%	(71)%	16%		(32)%
Operating income (loss)% using adjusted amounts	11%	5%	(3)%	3%	16%		1%

	For the Nine Months Ended September 30, 2019 *
	Subsea Robotics	Manufactured Products	Offshore Projects Group	Integrity Management & Digital Solutions	Aerospace and Defense Technologies	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$33,277	$1,070	$(2,792)	$(3,669)	$30,214	$(94,643)	$(36,543)

Adjusted Operating Income (Loss)	$33,277	$1,070	$(2,792)	$(3,669)	$30,214	$(94,643)	$(36,543)

Revenue	$432,548	$334,488	$289,193	$198,057	$233,028		$1,487,314
Operating income (loss) % as reported in accordance with GAAP	8%	—%	(1)%	(2)%	13%		(2)%
Operating income (loss)% using adjusted amounts	8%	—%	(1)%	(2)%	13%		(2)%

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2020
	Subsea Robotics	Manufactured Products	Offshore Projects Group	Integrity Management & Digital Solutions	Aerospace and Defense Technologies	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$2,127	$(38,198)	$(12,282)	$793	$13,097	$(26,157)	$(60,620)
Adjustments for the effects of:
Depreciation and amortization	25,144	44,028	15,147	866	654	1,712	87,551
Other pre-tax	—	—	—	—	—	(2,388)	(2,388)
EBITDA	27,271	5,830	2,865	1,659	13,751	(26,833)	24,543
Adjustments for the effects of:
Inventory write-downs	7,038	—	—	—	—	—	7,038
Restructuring expenses and other	2,535	2,559	5,326	83	545	—	11,048
Foreign currency (gains) losses	—	—	—	—	—	2,462	2,462
Total of adjustments	9,573	2,559	5,326	83	545	2,462	20,548
Adjusted EBITDA	$36,844	$8,389	$8,191	$1,742	$14,296	$(24,371)	$45,091

Revenue	$119,617	$110,416	$73,212	$53,933	$82,565		$439,743
Operating income (loss) % as reported in accordance with GAAP	2%	(35)%	(17)%	1%	16%		(14)%
EBITDA Margin	23%	5%	4%	3%	17%		6%
Adjusted EBITDA Margin	31%	8%	11%	3%	17%		10%

	For the Three Months Ended September 30, 2019 *
	Subsea Robotics	Manufactured Products	Offshore Projects Group	Integrity Management & Digital Solutions	Aerospace and Defense Technologies	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$15,457	$(2,158)	$(34)	$(1,721)	$11,709	$(28,447)	$(5,194)
Adjustments for the effects of:
Depreciation and amortization	31,090	4,920	10,610	2,087	640	1,220	50,567
Other pre-tax	—	—	—	—	—	(3,441)	(3,441)
EBITDA	46,547	2,762	10,576	366	12,349	(30,668)	41,932
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	3,516	3,516
Total of adjustments	—	—	—	—	—	3,516	3,516
Adjusted EBITDA	$46,547	$2,762	$10,576	$366	$12,349	$(27,152)	$45,448

Revenue	$151,492	$114,487	$89,115	$65,332	$77,221		$497,647
Operating income (loss) % as reported in accordance with GAAP	10%	(2)%	—%	(3)%	15%		(1)%
EBITDA Margin	31%	2%	12%	1%	16%		8%
Adjusted EBITDA Margin	31%	2%	12%	1%	16%		9%

* Recast to reflect segment changes.
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2020 *
	Subsea Robotics	Manufactured Products	Offshore Projects Group	Integrity Management & Digital Solutions	Aerospace and Defense Technologies	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$11,662	$3,865	$(4,135)	$(1,825)	$13,430	$(28,179)	$(5,182)
Adjustments for the effects of:
Depreciation and amortization	25,080	3,587	8,255	757	658	361	38,698
Other pre-tax	—	—	—	—	—	(2,653)	(2,653)
EBITDA	36,742	7,452	4,120	(1,068)	14,088	(30,471)	30,863
Adjustments for the effects of:
Restructuring expenses and other	1,380	1,212	1,405	1,536	—	175	5,708
Foreign currency (gains) losses	—	—	—	—	—	3,908	3,908
Total of adjustments	1,380	1,212	1,405	1,536	—	4,083	9,616
Adjusted EBITDA	$38,122	$8,664	$5,525	$468	$14,088	$(26,388)	$40,479

Revenue	$119,234	$100,570	$73,840	$53,969	$79,603		$427,216
Operating income (loss) % as reported in accordance with GAAP	10%	4%	(6)%	(3)%	17%		(1)%
EBITDA Margin	31%	7%	6%	(2)%	18%		7%
Adjusted EBITDA Margin	32%	9%	7%	1%	18%		9%

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2020
	Subsea Robotics	Manufactured Products	Offshore Projects Group	Integrity Management & Digital Solutions	Aerospace and Defense Technologies	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(80,294)	$(100,471)	$(95,740)	$(122,567)	$39,498	$(86,985)	$(446,559)
Adjustments for the effects of:
Depreciation and amortization	189,411	63,579	98,309	125,966	1,999	3,181	482,445
Other pre-tax	—	—	—	—	—	(11,305)	(11,305)
EBITDA	109,117	(36,892)	2,569	3,399	41,497	(95,109)	24,581
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	7,522	167	—	—	68,763
Inventory write-downs	7,038	—	—	—	—	—	7,038
Restructuring expenses and other	4,834	5,755	7,947	3,850	545	455	23,386
Foreign currency (gains) losses	—	—	—	—	—	13,420	13,420
Total of adjustments	11,872	66,829	15,469	4,017	545	13,875	112,607
Adjusted EBITDA	$120,989	$29,937	$18,038	$7,416	$42,042	$(81,234)	$137,188

Revenue	$378,621	$377,520	$221,306	$172,631	$253,549		$1,403,627
Operating income (loss) % as reported in accordance with GAAP	(21)%	(27)%	(43)%	(71)%	16%		(32)%
EBITDA Margin	29%	(10)%	1%	2%	16%		2%
Adjusted EBITDA Margin	32%	8%	8%	4%	17%		10%

	For the Nine Months Ended September 30, 2019 *
	Subsea Robotics	Manufactured Products	Offshore Projects Group	Integrity Management & Digital Solutions	Aerospace and Defense Technologies	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$33,277	$1,070	$(2,792)	$(3,669)	$30,214	$(94,643)	$(36,543)
Adjustments for the effects of:
Depreciation and amortization	95,917	14,953	30,758	6,170	1,998	3,561	153,357
Other pre-tax	—	—	—	—	—	(3,554)	(3,554)
EBITDA	129,194	16,023	27,966	2,501	32,212	(94,636)	113,260
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,843	2,843
Total of adjustments	—	—	—	—	—	2,843	2,843
Adjusted EBITDA	$129,194	$16,023	$27,966	$2,501	$32,212	$(91,793)	$116,103

Revenue	$432,548	$334,488	$289,193	$198,057	$233,028		$1,487,314
Operating income (loss) % as reported in accordance with GAAP	8%	—%	(1)%	(2)%	13%		(2)%
EBITDA Margin	30%	5%	10%	1%	14%		8%
Adjusted EBITDA Margin	30%	5%	10%	1%	14%		8%

* Recast to reflect segment changes.